Exhibit 99.1

IN THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI

AT JOPLIN

NEW ENGLAND CARPENTERS PENSION FUND,

Derivatively on Behalf of LEGGETT & PLATT,

INCORPORATED,

                                             Plaintiff,

                vs.

DAVID S. HAFFNER, et al.,

                                             Defendants,

                – and –

LEGGETT & PLATT, INCORPORATED, a

Missouri corporation,

                                     Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 10-AO-CC00284

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated May 12, 2014 (the “Stipulation”), is made and entered into by and among the following parties (collectively, the “Settling Parties”), by and through their respective counsel: (i) plaintiff New England Carpenters Pension Fund (“Plaintiff”), on behalf of itself and derivatively on behalf of Leggett & Platt, Incorporated (“Leggett” or the “Company”); (ii) defendants David S. Haffner, Karl G. Glassman, Matthew C. Flanigan, Ernest C. Jett, Harry M. Cornell, Jr., Felix E. Wright, Robert Ted Enloe, III, Richard T. Fisher, Judy C. Odom, Maurice E. Purnell, Jr., Ralph W. Clark, and Michael A. Glauber (“Individual Defendants”); and (iii) nominal party Leggett (collectively with the Individual Defendants, “Defendants”).

I.	PROCEDURAL HISTORY

On February 5, 2009, Plaintiff filed a shareholder derivative action in the Circuit Court of Jasper County, Missouri (the “Court”), captioned New England Carpenters Pension Fund v. Haffner, et al., Case No. 09AO-CC00047. Plaintiff’s petition alleged causes of action for breach of fiduciary duties, accounting, abuse of control, gross mismanagement, constructive fraud, corporate waste, unjust enrichment, and rescission on the basis of allegations that certain of Leggett’s historical stock option grants were “backdated” in contravention of the Company’s governing stock option plans and applicable laws.

On April 10, 2009, Defendants filed motions to dismiss the petition asserting that Plaintiff failed to plead demand futility or state a claim for relief. After extensive briefing by all parties, the Court held a hearing on June 26, 2009, hearing arguments from both sides and taking the matter under submission. On August 12, 2009, the Court dismissed Plaintiff’s claims without prejudice.

Following further analysis and investigation by Plaintiff’s Counsel, Plaintiff filed an amended petition on August 10, 2010, captioned New England Carpenters Pension Fund v. Haffner, et al., Case No. 10AO-CC00284 (the “Action”). The amended petition included further support for the petition’s allegations that options were improperly backdated. It also included additional allegations of false statements made by Defendants since the filing of the original petition. The amended petition also added claims for fraud and violation of the Missouri Securities Act.

On October 19, 2010, Defendants filed motions to dismiss the amended petition, asserting again that Plaintiff failed to plead demand futility or state a claim for relief. The parties once again engaged in extensive briefing. On March 15, 2011, the Court held a hearing and took the matter under submission. On March 31, 2011, the Court granted the motions to dismiss and entered judgment dismissing the Action on April 6, 2011.

On May 12, 2011, Plaintiff filed a notice of appeal. The parties filed their briefs during the first half of 2012 and appeared before the Missouri Court of Appeals to argue the matter on September 5, 2012. Following this extensive briefing and oral argument, the Missouri Court of Appeals reversed the lower court’s order dismissing the action. On February 28, 2013, the Action was reopened for further proceedings.

Soon thereafter, the parties began discussing settlement. On July 16, 2013, the parties participated in mediation before Justice Howard B. Wiener (Ret.). With the substantial assistance of Justice Wiener, the Settling Parties reached an agreement-in-principle to settle the Action. Following this, the Settling Parties continued negotiations and reached an agreement to settle the Action on the terms set forth herein.

II.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants believe that the claims asserted in the Action have no merit. The Individual Defendants expressly deny each and all of the claims, allegations, and contentions made against them in the Action, including, but not limited to, all charges of wrongdoing or liability against them arising out of or relating in any way to the events, conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action, and the allegations in the Action of any damage or harm to Leggett, Leggett’s shareholders, or Plaintiff. The Individual Defendants expressly deny that they participated in or had knowledge of any intentional backdating of stock options at Leggett. However, Defendants have agreed to the settlement upon the terms and conditions set forth herein, and believe that such settlement is in the best interests of Leggett, and its shareholders, to fully resolve this matter and avoid the expense, inconvenience and distractions from management of the business that would be involved in further protracted litigation. Leggett believes that the settlement set forth in this Stipulation confers substantial benefits upon Leggett and that the settlement and each of its terms are in the best interest of Leggett and its shareholders.

III.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF THE SETTLEMENT

Plaintiff believes that the claims asserted in the Action have merit. However, Plaintiff recognizes and acknowledges the expense, risk, and length of continued legal proceedings necessary to prosecute the Action through trial and the appeals process. Plaintiff’s Counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon Leggett and its shareholders. Based upon its evaluation, Plaintiff has determined that the settlement set forth in this Stipulation is in the best interests of Leggett and its shareholders.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff (for itself and derivatively on behalf of Leggett) and Defendants, by and through their respective counsel, subject to all necessary court approvals, and in exchange for the Corporate Governance Measures, as defined and set forth below, that the Action shall be fully, finally and forever compromised, settled, and released, and that the Action shall be dismissed with prejudice and with full preclusive effect as to all Released Persons, upon and subject to the terms and conditions of this Stipulation.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Corporate Governance Measures” means the corporate governance measures outlined in Paragraph 2 below.

1.2 “Effective Date” means the first date by which all of the events and conditions specified in Paragraph 6.1 hereof have occurred or have been met.

1.3 “Final” means the first date by which a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process, or because of expiration without action of the time period for seeking appellate review. More specifically, it is the circumstance in which: (i) no appeal has been filed and the time period has expired for any notice of appeal to be timely filed in the Action; or (ii) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal, and the time period for any reconsideration or further appellate review has expired; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal. Any proceeding or order, or any appeal or petition for review pertaining solely to any claim for attorneys’ fees and expenses in the Action shall not in any way delay or preclude the Judgment from becoming Final within the meaning of this paragraph.

1.4 “Judgment” means the judgment to be entered by the Court dismissing the Action with prejudice, substantially in the form attached hereto as Exhibit B.

1.5 “Notice” means the notice of the settlement to be provided to the Company’s shareholders, at the Company’s expense, substantially in the form attached hereto as Exhibit A-1.

1.6 “Person” means an individual, corporation, limited liability company or corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, parents, subsidiaries, representatives, or assigns.

1.7 “Plaintiff’s Counsel” means the law firms of Robbins Geller Rudman & Dowd LLP and The Robertson Law Group.

1.8 “Related Parties” means each of a Defendant’s past, present or future directors, officers, employees, partners, members, principals, agents, insurers, reinsurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, related or affiliated entities, spouses, registered domestic partners, heirs, and any members of his or her immediate family, or any trust of which that person is a settlor or which is for the benefit of that person and/or member(s) of that person’s family.

1.9 “Released Claims” shall collectively mean all claims for relief (including “Unknown Claims” as defined in Paragraph 1.11), rights, demands, suits, matters, issues, causes of action or liabilities whatsoever, asserted or unasserted, including, without limitation, claims for violations of the federal or state securities laws or regulations, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, abuse of control, gross mismanagement, constructive fraud, corporate waste, unjust enrichment, accounting, rescission, or violations of law, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, that have been or could have been asserted by Plaintiff, Leggett, or by any Leggett shareholder derivatively on behalf of Leggett, against the Defendants or the Released Persons that are based upon or relate to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failure to act which were alleged or could have been alleged concerning Leggett’s stock option practices, disclosures, accounting, or any other matter related to the allegations made in the Action. Notwithstanding the foregoing, Released Claims shall not include any claims to enforce the terms of this Stipulation. In addition, nothing set forth herein shall constitute a release by Defendants of any insurer of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement, nor shall the Effective Date be contingent upon the resolution of any such claim. Nothing set forth herein shall constitute a release by or among the Company and the Individual Defendants of the rights and obligations relating to indemnification or advancement of defense costs arising from or under the Company’s restated articles of incorporation, the Company’s bylaws, the law of the State of Missouri, or any indemnification agreement or similar agreement, nor of any obligation relating to any current stock option or similar agreement concerning employment or compensation.

1.10 “Released Persons” means each and all of the Defendants and their Related Parties.

1.11 “Unknown Claims” means any Released Claim that Plaintiff, Leggett, or any Leggett shareholder does not know or suspect to exist in its, his or her favor at the time of the release of the Released Persons, including claims which, if known by it, him or her, might have affected its, his or her settlement with and release of the Released Persons, or might have affected its, his or her decision not to object to this settlement. It is expressly understood and agreed that all rights under Section 1542 of the California Civil Code and any similar law of any state or territory of the United States relating to Plaintiff, Leggett or by any Leggett shareholder derivatively on behalf of Leggett and any other claims that could have been raised are hereby expressly waived. Specifically, Section 1542 reads as follows:

1542. Certain claims not affected by general release

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

2.	Corporate Governance Measures

In connection with the settlement of the Action, Leggett has agreed to maintain and/or implement the Corporate Governance Measures described below. Leggett and the Individual Defendants acknowledge that the pendency and continued prosecution of the Action materially contributed to the Company’s decision to maintain, adopt, and/or implement the Corporate Governance Measures and that the maintenance, adoption, and implementation of these measures will confer a substantial benefit upon Leggett and its shareholders. In no event, however, shall Leggett be obligated to adopt, implement or enforce any measures that, either now or in the future, are in violation of listing requirements of any exchange on which the Company’s stock is traded, any regulations of the U.S. Securities and Exchange Commission (“SEC”), or any applicable law, rule, or regulation. Nonetheless, the parties believe the Corporate Governance Measures do not violate any such regulations, law or rule.

2.1 Unless otherwise specified, the Company’s Board of Directors and/or the appropriate committees of the Board shall adopt and implement any of the Corporate Governance Measures not then in place on or before 120 calendar days after the issuance of an order approving the settlement, and shall maintain each of these policies for a minimum of three years following the issuance of an order approving the settlement.

2.2 The Corporate Governance Measures are as follows:

A.	Stock and Deferred Compensation Plans

1. Annual stock option grant dates, if any, shall remain pre-determined and fixed, with a disclosure in the annual proxy statement of such dates. No additions or modification to option grants shall be allowed once they have been granted except to the extent necessary to conform to changes in applicable law, rule, or regulation. Executive officers shall also be prohibited from granting options to Section 16 Officers.

2. All plans or form of award documents for stock options shall clearly define the exercise price, the grant date and the fair market value of stock or the formula for determining such amount (e.g., the closing price on a specified date, or the average closing price over a specified period). The fair market value of the Company’s stock on a grant date shall be the closing price for a share of the Company’s common stock on such day or the average closing price on a range of dates as reported on the New York Stock Exchange.

3. The following clauses shall be inserted/included in any subsequent form of award for non-qualified or statutory stock options whether subject to stockholder approval or not:

(a) “The exercise price for each option grant shall be at least 100 percent of the closing market price on the date of grant or the average closing market price on a range of dates.”

(b) “The date of grant of an option shall, for all purposes, be no earlier than the date on which the Board or Compensation Committee (or delegated committee, for non-Section 16 officers) makes the determination granting such option (but may be a fixed future date). Notice of the determination shall be given to each employee or consultant to whom an option is so granted no more than thirty (30) business days after the date of such grant. Determination shall be defined as including, at a minimum, the number of options granted to each employee (or the formula for determining such number of options) and the terms of such options.”

4. All plans shall comply with legal requirements for proper disclosure and proper accounting and shall provide appropriate documentation for proper disclosure and accounting.

5. Although each member of the Board of Directors and each executive officer is responsible for compliance with the applicable laws and regulations by such option grantees (e.g., timely and accurate filing of Securities and Exchange Commission (“SEC”) Forms 3, 4 and 5 as applicable), the Board of Directors shall identify who is responsible for assisting directors and executive officers with such forms, and shall provide effective monitoring mechanisms to ensure that such laws, and the plans, are followed.

6. The process for granting executive stock options shall have the same transparency and be consistent with the process and methodology for determining executive cash compensation.

B.	Board Policies and Procedures

Corporate Governance Guidelines shall provide for the following: “The Board will consist of a majority of directors who are independent as determined in accordance with New York Stock Exchange Listing Standards.” The Board will annually determine the independence of each director and again if a director’s affiliations change during the year. To assist in making these determinations, the Board will maintain director independence standards consistent with the requirements of the New York Stock Exchange and applicable securities laws.

C.	Internal Controls, Training, and Option Granting Practices

1. All grants of options to Section 16 officers shall be made only at a meeting of the Company’s Board or Compensation Committee and not by unanimous written consent. The Company’s Chief Legal Officer and/or other Corporate Counsel shall attend any and all meetings where options are granted and shall promptly prepare minutes of the meeting.

2. Written documentation identifying grantees, amounts and prices of all stock options (or the formula for determining such) granted on a particular date shall be complete and final on the date of grant and shall be signed by the Chief Executive Officer or Chief Legal Officer on the date of grant. This signed documentation shall be transmitted to the Company’s corporate affairs and accounting departments within ten (10) business days of the date of grant.

3. Stock options granted to all officers, directors and employees, except for new hires and promotions, shall be granted only on pre-set dates, which shall be set in advance by written Company policy or otherwise set in advance by the Compensation Committee or Board. The Company shall not issue stock equity to executive officers and directors using retroactive grant dates.

4. The Company shall maintain training programs that address “Executive Compensation,” “Governance” and the consequences of falsifying corporate documents.

5. The Company will ensure that any director, officer, or employee responsible for administering any stock option plan and the guidelines herein shall be trained to understand the requirements of the plan and guidelines. The training shall include how to appropriately administer the Company’s stock option plans. The training will include information that will enable the trainees to identify practices prohibited by the SEC.

6. The CEO shall issue messages to substantially all salaried Company employees at least annually concerning the importance of a compliance culture.

7. The Chief Legal Officer or the General Counsel shall provide an annual report or presentation to the Board or Audit Committee on the status of the Corporate Compliance function.

8. The Company shall notify employees requesting that any suspected illegal act be promptly reported pursuant to the Company’s whistleblower procedures.

D.	Whistleblower Program and Procedures

1. Leggett must maintain a consistent and precise whistleblower program that is endorsed by Senior Management, including the CEO.

2. The whistleblower program must adequately notify employees of Leggett of the following either by written notice to employees, posting on the Company’s intranet or website or otherwise:

(a) It is against Company policy to retaliate in any manner against whistleblowers.

(b) The Audit Committee is required by law to maintain policies and procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, audit and internal control matters.

(c) Complaints may be directed confidentially to the Audit Committee through the Vice President of Internal Audit, who has a direct reporting relationship to the Audit Committee. The Vice President of Internal Audit is responsible for processing and maintaining records of the reports.

3. The Company must post on its website its procedure for reporting complaints to the Audit Committee.

E.	Internal Audit Department

1. The Company shall maintain an Internal Audit Department which is subject to the Internal Audit Charter and oversight by the Audit Committee.

2. The Internal Audit Charter will be approved by the Audit Committee.

3. The Vice President of Internal Audit shall report directly to the Audit Committee, as needed.

4. The Vice President of Internal Audit shall have at least one of the following credentials; Certified Public Accountant (active license), Certified Internal Auditor, and/or Certified Fraud Examiner.

3.	Settlement Procedure

3.1 Promptly after the full execution of this Stipulation, Plaintiff shall submit the Stipulation and its Exhibits to the Court and apply for an order, substantially in the form of Exhibit A hereto, requesting preliminary approval of the settlement set forth in this Stipulation (the “Preliminary Approval Order”). Preliminary approval of the settlement, including payment of Plaintiff’s Counsel’s fees and expenses, shall be sought by an unopposed motion to be filed by Plaintiff. Plaintiff will also move the Court for approval of the Notice of Settlement of Derivative Action to Leggett shareholders, substantially in the form attached hereto as Exhibit A-1 (“Notice”). Such Notice shall be provided to the Company’s shareholders, at the Company’s expense, via filing the Notice and the Stipulation with the SEC on Form 8-K, posting of the Stipulation, including its exhibits, and the Notice on Leggett’s website, and publication of the Notice in Investor’s Business Daily within ten (10) days of the Court’s issuance of the Preliminary Approval Order. Leggett will be responsible for administering and paying for the Notice and the publication of the Notice.

3.2 Plaintiff will also request that the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether to approve the settlement of the Action on the terms as set forth herein as fair, reasonable and adequate, including the payment of attorneys’ fees and expenses in the amount negotiated by the parties as set forth in Paragraph 5.1 herein and apply for the entry of the Judgment. Final approval of the settlement, including payment of Plaintiff’s Counsel’s attorneys’ fees and expenses, shall be sought by a motion to be filed by Plaintiff and unopposed by Defendants. Pending the Effective Date, neither Plaintiff nor Plaintiff’s Counsel shall commence, prosecute, or otherwise participate in any other actions or proceedings asserting any of the Released Claims against any of the Released Persons.

4.	Mutual Releases

4.1 Upon the Effective Date, the Plaintiff (acting derivatively on behalf of Leggett) and Leggett shall have, and each Leggett shareholder shall be deemed to have and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims, including Unknown Claims, against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation.

4.2 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation.

5.	Plaintiff’s Counsel’s Attorneys’ Fees and Expenses

5.1 After negotiating substantially all the material terms of the settlement, the Settling Parties, with the assistance of Justice Wiener (Ret.), negotiated the attorneys’ fees and expenses that would be paid to Plaintiff’s Counsel, subject to Court approval. As a result of these negotiations and in light of the substantial benefits conferred upon Leggett and its shareholders by the prosecution and settlement of the Action, Leggett has agreed to pay or cause to be paid as part of the settlement, $2.85 million to Plaintiff’s Counsel for their fees and expenses (the “Fee and Expense Award”).

5.2 Within fifteen calendar (15) days after the later of (a) the date on which the Court has approved the settlement and entered the Judgment and (b) the receipt of wire/check payee instructions and a Form W-9 providing the tax identification number for Robbins Geller Rudman &

Dowd LLP or its successor(s), Leggett and/or its insurers shall pay or cause to be paid to Robbins Geller Rudman & Dowd LLP or its successor(s), as receiving agent for all Plaintiff’s Counsel, the attorneys’ fees and expenses approved by the Court. The attorneys’ fees shall be paid to Plaintiff’s Counsel notwithstanding the existence of any timely filed post-judgment objections thereto, potential for appeal therefrom, and/or collateral attack on the settlement, subject to the several obligation of Plaintiff’s Counsel, and/or their successors, to make a full refund of all appropriate amounts within twenty (20) calendar days of written notice to Plaintiff’s Counsel (which may be by e-mail) in accordance with, and subject to this paragraph, if and when, as a result of any appeal and/or further proceedings on remand, and/or successful collateral attack, the settlement does not become Final.

5.3 Upon payment of the Fee and Expense Award, the Released Persons shall be discharged from any further liability for payment of Plaintiff’s Counsel’s attorneys’ fees, costs, or expenses in the Action. Except as expressly provided herein, Plaintiff and Plaintiff’s Counsel shall bear their own fees, costs and expenses, and no Released Person shall assert any claim for expenses, costs or fees against any Plaintiff or Plaintiff’s Counsel. The Individual Defendants, the Company, and/or the Company’s insurance carrier shall not make any payment or provide any monetary relief to Plaintiff, Leggett, Plaintiff’s Counsel, or any law firm or attorney who has represented Plaintiff in the Action, and shall not make any other monetary payment in connection with the Action or its settlement, other than that specified above.

5.4 Leggett and the Individual Defendants, and each of their Related Parties, shall have no responsibility for, and no liability whatsoever with respect to, the division or allocation of the Fee and Expense Award with respect to any person, entity or law firm who may assert some claim thereto.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

(a) the Court has entered the Judgment dismissing the Action with prejudice;

(b) Leggett has paid or caused to be paid to Plaintiff’s Counsel the fees and expenses awarded by the Court; and

(c) the Judgment in the Action has become Final.

6.2 If any of the conditions specified in Paragraph 6.1 are not met, then this Stipulation shall be deemed canceled and terminated unless Plaintiff’s Counsel and counsel for the Defendants mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date does not occur, or if this Stipulation is in any way canceled or terminated, or if any rulings in the Action related to this Stipulation are successfully attacked collaterally, then: (i) the payments to Plaintiff’s Counsel pursuant to Paragraph 5.1, shall be returned to the payors within five (5) business days after Defendants’ counsel has given notice to Plaintiff’s Counsel of the event that triggered the repayment obligation; and (ii) the Settling Parties shall be restored to their respective positions as of the date immediately preceding the full execution of this Stipulation. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceedings for any purpose, and any Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

7.	Miscellaneous Provisions

7.1 The Settling Parties (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of this Stipulation.

7.2 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Action. The settlement compromises Released Claims and shall not be deemed an admission by any Settling Party as to the merits of any Released Claim, allegation or defense. The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.

7.3 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of any of the Defendants or of the validity of any Released Claims; or (ii) is or may be deemed to be or may be used as an admission of, or evidence that any claims asserted by Plaintiff were not valid in any civil, criminal, administrative, or other proceeding whatsoever, including before any court, administrative agency or other tribunal, or (iii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any civil, criminal, administrative, or other proceeding whatsoever, including before any court, administrative agency or other tribunal. Any of the Defendants or Released Persons may file this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.4 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.6 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents.

7.7 In construing the Stipulation, no presumption shall be made against any of the Settling Parties on the basis that it was a drafter of the Stipulation.

7.8 Plaintiff represents and warrants that it has not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under or arising out of any of the Released Claims.

7.9 Plaintiff’s Counsel are expressly authorized by Plaintiff, derivatively on behalf of Leggett, to take all appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms, and also are expressly authorized by Plaintiff to enter into any modifications or amendments to this Stipulation that Plaintiff deems appropriate.

7.10 Each counsel or other Person executing this Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

7.11 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. An electronically scanned signature in pdf format shall be deemed an original signature for purposes of this Stipulation. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.12 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.13 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in this Stipulation.

7.14 The Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Missouri, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Missouri without giving effect to that State’s choice-of-law principles.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys and dated May 12, 2014.

ROBBINS GELLER RUDMAN
& DOWD LLP
TRAVIS E. DOWNS III
JAMES I. JACONETTE
JEFFREY D. LIGHT
FRANCIS A. DIGIACCO

/s/ James I. Jaconette
JAMES I. JACONETTE

655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)

THE ROBERTSON LAW GROUP SUSAN FORD ROBERTSON
MO Bar #35932

/s/ Susan Robertson
SUSAN FORD ROBERTSON

1903 Wyandotte, Suite 200
Kansas City, MO 64108
Telephone: 816/221-7010
816/221-7015 (fax)susanr@therobertsonlawgroup.com

Attorneys for Plaintiff

SHOOK, HARDY & BACON L.L.P.
JOSEPH M. REBEIN

/s/ Joseph M. Rebein
JOSEPH M. REBEIN

2555 Grand Blvd.
Kansas City, MO 64108
Telephone: 816/474-6550
816/421-5547 (fax)

BLANCHARD, ROBERTSON, MITCHELL & CARTER, P.C.
RON MITCHELL

/s/ Ron Mitchell by JR
RON MITCHELL

320 West 4th Street
Joplin, MO 64801
Telephone: 417/623-1515
417/623-6865 (fax)

KAUFHOLD GASKIN LLP
STEVEN KAUFHOLD

/s/ Steven Kaufhold
STEVEN KAUFHOLD

388 Market Street, Suite 1300
San Francisco, CA 94111
Telephone: 415/944-9402
415/874-1071 (fax)

Attorneys for Defendants

IN THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI

AT JOPLIN

NEW ENGLAND CARPENTERS PENSION FUND, Derivatively on Behalf of LEGGETT & PLATT, INCORPORATED,

Plaintiff,

vs.

DAVID S. HAFFNER, et al.,

Defendants,

– and –

LEGGETT & PLATT, INCORPORATED, a Missouri corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 10-AO-CC00284

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

EXHIBIT A

WHEREAS, the parties in the above-captioned action (the “Action”) have made an application, pursuant to Missouri Rule of Civil Procedure 52.09, for an order (i) preliminarily approving the settlement (the “Settlement”) of the Action, in accordance with a Stipulation of Settlement dated May 12, 2014 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving for distribution of the Notice of Settlement of Derivative Action (“Notice”); and

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation; and

WHEREAS, the Court having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action. A hearing (the “Settlement Hearing”) shall be held before this Court on             , 2014, at             .m., at the Circuit Court of Jasper County, Missouri, Jasper County Courts Building, 607 South Pearl Avenue, Joplin, Missouri 64801, to (i) determine whether the Settlement of the Action on the terms and conditions provided for in the Stipulation are fair, reasonable and adequate to Leggett and its shareholders and should be approved by the Court; (ii) determine whether a Judgment as provided in Paragraph 1.4 of the Stipulation should be entered herein; and (iii) award attorneys’ fees and expenses to Plaintiff’s Counsel pursuant to the Stipulation.

2. The Court approves, as to form and content, the Notice annexed as Exhibit A-1 hereto, and finds that the distribution of the Notice substantially in the manner and form set forth in this Order, meets the requirements of Mo. Sup. Ct. R. 52.09 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

3. Not later than ten (10) calendar days following entry of this Order, Defendants shall cause a copy of the Notice, substantially in the form annexed as Exhibit A-1 hereto, and the Stipulation to be filed with the U.S. Securities and Exchange Commission as a filing on Form 8-K, to post the Notice and Stipulation on the Company’s website and cause a copy of the Notice to be published once in the national edition of Investor’s Business Daily.

4. All costs incurred in the filing and publication of the Notice and Stipulation shall be paid by Leggett and Leggett shall undertake all administrative responsibility for filing and publication of the Notice and Stipulation.

5. At least fourteen (14) calendar days prior to the Settlement Hearing, Defendants’ counsel shall serve on counsel for the Plaintiff and file with the Court proof, by affidavit or declaration, of such filing, posting and publication.

6. All Leggett shareholders shall be bound by all orders, determinations and judgments in the Action concerning the Settlement.

7. Pending final determination of whether the Settlement should be approved, no Leggett shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

8. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least fourteen (14) calendar days prior to the deadline for objecting set forth in ¶9 and any reply briefs will be filed by Plaintiff’s Counsel at least seven (7) calendar days prior to the Settlement Hearing.

9. Any current Leggett shareholder may appear and show cause, if he, she or it has any, of why the Settlement of the Action should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, or why attorneys’ fees and expenses should not be awarded to Plaintiff’s Counsel; provided, however, no current Leggett shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded to Plaintiff’s Counsel unless that Person has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Jeffrey D. Light

ROBBINS GELLER RUDMAN

    & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Attorneys for Plaintiff

Joseph M. Rebein

SHOOK, HARDY & BACON L.L.P.

2555 Grand Blvd.

Kansas City, MO 64108

Attorneys for Defendants

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Circuit Clerk of the Court

Jasper County Courts Building

607 South Pearl Avenue, Room 300

Joplin, MO 64801

Any current Leggett shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiff’s Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

10. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. Any of the Defendants or the Released Persons may file the Stipulation and/or a Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to current Leggett shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to current Leggett shareholders.

IT IS SO ORDERED.

DATED:
THE HONORABLE GAYLE CRANE
CIRCUIT COURT JUDGE

IN THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI

AT JOPLIN

NEW ENGLAND CARPENTERS PENSION

FUND, Derivatively on Behalf of LEGGETT

& PLATT, INCORPORATED,

Plaintiff,

vs.

DAVID S. HAFFNER, et al.,

Defendants,

– and –

LEGGETT & PLATT, INCORPORATED, a

Missouri corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 10-AO-CC00284

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION

EXHIBIT A-1

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF LEGGETT & PLATT, INCORPORATED (“LEGGETT” OR THE “COMPANY”) AS OF .

IF YOU ARE A CURRENT OWNER OF LEGGETT COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

PLEASE TAKE NOTICE that the parties in the shareholder derivative action filed in the Circuit Court of Jasper County, Missouri, at Joplin (the “Court”) and captioned New England Carpenters Pension Fund v. Haffner, et al., Case No. 10-AO-CC00284 (the “Action”) have reached a settlement (the “Settlement”) that has been filed with the Court for approval. The terms of the Settlement are set forth in a Stipulation of Settlement dated May 12, 2014 (the “Stipulation”). This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation which has been filed with the Court and is available for public inspection and can be viewed at Leggett’s website.

As a result of the terms of the Settlement, among other things, Leggett has reaffirmed, maintained and/or implemented, certain corporate governance measures at the Company, including procedures regarding the administration and documentation of the Company’s stock option program and stock option plan; internal controls, training and option granting practices; and the Company’s whistleblower program, and Internal Audit Department. Leggett has also agreed to pay and/or cause to be paid by its insurer the sum of $2,850,000 for Plaintiff’s Counsel’s attorneys’ fees and expenses based on filing and litigating this Action since 2009.

In the Action, Plaintiff alleges that Defendants violated certain provisions of state law by improperly backdating stock option grants at Leggett in contravention of the Company’s stock option plans and applicable laws. While Plaintiff believes that the claims it asserted have substantial merit, Defendants’ liability was not a foregone conclusion because as in all complex litigation there was a risk that Plaintiff’s claims could be dismissed prior to or at trial, resulting in no recovery for the Company. Defendants expressly deny each and all of the claims, allegations, and contentions made against them in the Action, including, but not limited to, participating in or having knowledge of any backdating of Leggett stock options, all charges of wrongdoing or liability against them arising out of or relating in any way to the events, conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action, and the allegations in the Action of any damage or harm to Leggett, Leggett’s shareholders, or Plaintiff. Leggett and Plaintiff and its counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon Leggett and its shareholders. Based upon Plaintiff and its counsel’s evaluation, they have determined that the Settlement is in the best interest of Leggett and its shareholders.

On             , 2014, at             .m., the Court will hold a hearing for final approval of the Settlement (the “Settlement Hearing”) at the Circuit Court of Jasper County, Missouri, Jasper County Courts Building, 607 South Pearl Avenue, Joplin, Missouri 64801.

At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate, and thus should be finally approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

Any shareholder of Leggett that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a shareholder of record or beneficial owner as of             , 2014. Any shareholder of Leggett who satisfies this requirement may enter an appearance on his, her or its own or through counsel of such shareholder’s own choosing and at such shareholder’s own expense. However, no shareholder of Leggett shall be heard at the Settlement Hearing unless no later than             , 2014, such shareholder has filed with the Court and delivered to each party’s counsel listed below a written notice of objection that includes the shareholder’s name, legal address, and telephone number, proof of ownership of Leggett common stock and the dates of such stock ownership, a detailed statement of each objection to the Settlement being made and the grounds for such objection, the names of any witnesses such shareholder intends to call to testify at the Settlement Hearing and the subjects of his, her or its testimony, and notice of whether the shareholder intends to appear at the Settlement Hearing (which is not required if the shareholder has lodged objections with the Court). Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Circuit Clerk of the Court, Jasper County Courts Building, 607 South Pearl Avenue, Room 300, Joplin, Missouri 64801, and serve such written objection and copies of any other papers that will be submitted to the Court on the following parties on or before         , 2014:

Jeffrey D. Light

ROBBINS GELLER RUDMAN

& DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Attorneys for Plaintiff

Joseph M. Rebein

SHOOK, HARDY & BACON L.L.P.

2555 Grand Blvd.

Kansas City, MO 64108

Attorneys for Defendants

Inquiries may be made to Plaintiff’s Counsel: Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; telephone 800-449-4900.

DATED: , 2014	BY ORDER OF THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI AT JOPLIN

IN THE CIRCUIT COURT OF JASPER COUNTY, MISSOURI

AT JOPLIN

NEW ENGLAND CARPENTERS PENSION

FUND, Derivatively on Behalf of LEGGETT

& PLATT, INCORPORATED,

Plaintiff,

vs.

DAVID S. HAFFNER, et al.,

Defendants,

– and –

LEGGETT & PLATT, INCORPORATED, a

Missouri corporation,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 10-AO-CC00284

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

EXHIBIT B

This matter came before the Court for hearing pursuant to the Order of this Court, dated             , 2014 (“Order”), on the application of the parties for approval of the settlement (“Settlement”) set forth in the Stipulation of Settlement dated May 12, 2014 (the “Stipulation”). Due and adequate notice having been given to the current Leggett & Platt Incorporated (“Leggett”) shareholders as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all parties to the Action, including Plaintiff, Leggett shareholders, and the Defendants.

3. The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. As between Plaintiff and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

4. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform the Settlement terms to the extent the Settling Parties have not already done so.

5. Upon the Effective Date, Plaintiff (acting on its own behalf and derivatively on behalf of Leggett) and Leggett shall have, and each Leggett shareholder shall be deemed to have and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims (including Unknown Claims) against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6. Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

7. The Court finds that the notice given to current Leggett shareholders was the best notice practicable under the circumstances. Said notice fully satisfied the requirements of Mo. Sup. Ct. R. 52.09 and the requirements of due process.

8. The Court hereby approves the Fee and Expense Award to Plaintiff’s Counsel in accordance with the Stipulation and finds that such fee is fair and reasonable.

9. The Court finds that, during the course of the litigation of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Mo. Sup. Ct. R. 55 and all other similar laws.

10. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, (i) any fault, wrongdoing or liability of the Defendants, or (ii) the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over the Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein and the provisions of this Judgment.

12. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Final Judgment and Order shall be vacated, and all orders entered and releases delivered in connection with the Stipulation and this Final Judgment and Order shall be null and void, except as otherwise provided for in the Stipulation.

IT IS SO ORDERED.

DATED:
THE HONORABLE GAYLE CRANE
CIRCUIT COURT JUDGE